UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2008

CHORDIANT SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29357	93-1051328
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20400 Stevens Creek Boulevard, Suite 400 Cupertino, CA 95014
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 517-6100

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On August 1, 2006, Plaintiff Jesse Brown filed a shareholder derivative action against Chordiant Software, Inc. (the “Company”), captioned Jesse Brown v. Stephen Kelly, et al., Case No. C 06-04671 JW (the “Brown Action”) in the United States District Court for the Northern District of California (the “Court”).  Subsequently, plaintiff Louis Suba filed a second shareholder derivative action against the Company, captioned Louis Suba v. Stephen Kelly, et al., Case No. C 06-05603 JW (the “Suba Action”) on September 13, 2006, in the Court.  By Order dated November 27, 2006, the Court consolidated the Brown Action and the Suba Action as In re Chordiant Derivative Litigation, Case No. C 06-04671 JW (the “Action”), appointed plaintiffs Brown and Suba as Lead Plaintiffs, and appointed Schiffrin Barroway Topaz & Kessler, LLP as Lead Counsel.  The Action alleges the improper backdating of certain stock option grants.

On July 7, 2008, the Court scheduled a final settlement hearing to be held on October 20, 2008 at 9:00 a.m., before the Honorable James Ware, at the U.S. District Courthouse, 280 South 1st Street, San Jose, California, 95133, Fourth Floor, Courtroom 8, to determine whether to approve a proposed settlement that has been reached between the parties in the Action (the “Settlement”).  The Court ordered, among other things, that the Company file a Form 8-K attaching a copy of a Notice of Pendency and Settlement of Action (the “Notice”).  The full text of the Notice is attached as Exhibit 20.1 to this Current Report on Form 8-K.  Under the terms and conditions of the Settlement, which are summarized in the Notice, the Company agrees to (i) implement (or retain, where changes have already been implemented) certain corporate governance reforms, including the maintenance of a policy to encourage at least two-thirds of the members of the Board of Directors of the Company (the “Board”) to qualify as independent under a definition of “independence” that is more stringent than NASDAQ Rule 4200(a)(15), and the expansion of the size and meeting frequency of the Compensation Committee of the Board; (ii) implement a process by which the Compensation Committee will recommend to the Board, and the Board will approve, all grantees, amounts and dates of all grants of stock options to executive officers of the Company pursuant to guidelines set forth in the Settlement, and the Board will not delegate such responsibilities, (iii) designate a compliance representative to monitor compliance with the terms of stock options plans and the corporate governance reforms set forth in the Settlement, and (iv) retain an independent consultant to assist in the Board’s evaluation of the Company’s executive compensation policies, practices and procedures at least once every three years for the next six years following the final Court approval of the settlement.  The Company also agrees to pay Plaintiff’s attorneys’ fees and reimburse expenses of up to $850,000.   The out-of-pocket cost to the Company in connection with the Settlement is $50,000.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
20.1	Notice of Pendency and Settlement of Action

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2008	CHORDIANT SOFTWARE, INC.

	By:	/s/ Steven R. Springsteel
Steven R. Springsteel Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
20.1	Notice of Pendency and Settlement of Action